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                                    Exhibit
                                    Item 15-4l

                   Notice of Terms, Price and Conditions 394.5

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                            My Green Power Agreement

PowerSource Corporation
3660 Wilshire Blvd., Suite
1104 Los Angeles, CA 90010
ESP No: 1237

             394.5 Notice of Price, Terms and Conditions of Service
                         (Effective as of March 1, 1999)

     Agreement, Terms and Termination: Customer hereby enters into this My Green Power Agreement with PowerSource, Corp. This Agreement authorizes PowerSource, to deliver clean electric energy from eligible renewable providers to Customer's facilities. This Agreement shall continue nominally for a period of one year and shall be automatically extended for an additional one year period, unless notice is given in writing by either party.

                               POWER CONTENT LABEL

   ------------------------------- -------------------- -----------------
                                     POWERGREEN 100      1997 CA POWER
   ENERGY RESOURCES                       *                MIX**
                                      (projected      (for comparison)
   -------------------------------
   ------------------------------- -------------------- -----------------
   Eligible Renewable                    100%                  11%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Biomass and waste                      N/A                   2%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Geothermal                             N/A                   5%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Small hydroelectric                    N/A                   2%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Solar                                  N/A                   1%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Wind                                   N/A                   1%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Coal                                    0%                  21%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Large Hydroelectric                     0%                  23%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Natural Gas                             0%                  30%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Nuclear                                 0%                  15%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   Other                                   0%                  1%
   ------------------------------- -------------------- -----------------
   ------------------------------- -------------------- -----------------
   TOTAL                                 100%                 100%
   ------------------------------- -------------------- -----------------
* 100% of PowerGreen 100 is purchased from renewable suppliers through a "green" exchange based on the lowest bid prices. **Percentages are estimated annually by the California Energy Commission based on the electricity sold to California consumers during the previous year.

For specific information about this electricity product, contact PowerSource. For general information about the Power Content Label, contact the California Energy Commission at 1-800-555-7794 or www.energy.ca.gov/consumer.

POWER CONTENT LABEL: Pursuant to Section 398.4 of the Public Utilities Code, PowerSource shall provide consumers the projected fuel mix for its electricity product.

Services: Services described in this Agreement shall be in accordance with applicable UDC tariffs governing the right of a consumer of electric services to enter into a contract for the purchase and sale of electric services from energy service providers.

     1. Electric Energy and Ancillary  Services.  Customer shall  purchase,  and
PowerSource shall sell and deliver to Customer, all electric energy and ancillary services required for Customer's facilities.
     2. Metering Services. PowerSource or its designee shall be responsible for procurement, installation and maintenance of metering facilities required to provide service to Customer in accordance with UDC tariffs.
     3. Billing Services. PowerSource shall coordinate with Customer's UDC to provide Consolidated UDC Billing in accordance with UDC tariffs. With Consolidated ESP Billing PowerSource will submit and Customer will pay a single bill for all UDC and PowerSource charges.
Fees, Charges and Savings.

     1. Price. PowerSource is an exclusive provider of premium-priced renewable power. This power is priced to the customer at premium of 2 cent/kWh over the marketing clearing price as published by the "Green" Automated Power Exchange for each Customer's individual billing period. This price premium includes the Customer Credit provided by the California Energy Commission (CEC) which is currently set at 1.5 cents/kWh. A Customer Charge of $2.00 per month is also a reoccurring fee for this product.
     2. Billing and Payment. If Customer fails to pay any amount to PowerSource when due under this Agreement, interest shall accrue thereon at a rate of one percent (1%) per month on any outstanding balance or the maximum interest rate allowable under law. PowerSource may order disconnection of electric service if unpaid balance exceeds 30 Days, and charge a fee upon reconnection of service consistent with such fees charged by the UDC. In the event of a payment default, Customer shall be liable to PowerSource for all costs, including costs of collection and attorney fees. Customer shall receive a consolidated bill from its local electric utility which includes both the amounts due to the utility and the amounts due to PowerSource. PowerSource shall have the right, upon written notice to Customer, to elect to send its own monthly invoice to Customer for all amounts due hereunder, including the cost of electricity and fee due pursuant to this Agreement.

     Delivery Point: Points of delivery for transactions hereunder shall be the meter at each Customer facility. Liability: PowerSource's liability for the breach of terms of this Agreement shall be no greater than Customer's Direct Damages, and the liability of Customer under this Agreement shall be no greater than PowerSource's Direct Damages. Customer's Direct Damages shall equal the difference between the price of the electric energy and ancillary services under this Agreement at the Delivery point incurred by Customer in obtaining substitute services at the Delivery Point, less any expenses saved in consequence of PowerSource's breach, provided that such costs are incurred pursuant to arrangements made by Customer in good faith, using commercially reasonable efforts, and without unreasonable delay. PowerSource Direct Damages shall equal the difference between the price received by PowerSource when reselling electric energy and ancillary services to a third party and the price payable by Customer under this Agreement less any expenses saved in consequence of Customer's breach, provided that the resale of services is made in good faith and in a commercially reasonable manner. In no event shall either Party be liable to the other for any indirect, incidental, consequential, punitive or exemplary damages including but not limited to lost profits, lost revenues, business interruption or claims of third parties.

     Your Right to Choose: You as a Customer have the right to choose who you want to purchase your electricity from. If you select an ESP to supply you with electricity, your existing electric utility will still be responsible for ensuring that the electricity is transported to your residence or business. If you meet certain income criteria, you may be eligible for the California Alternate Rates for Energy (CARE) program or for energy efficiency services. The CARE program provides qualifying households with a discounted rate for energy. You should contact the electric utility in your area if you have any questions regarding your eligibility to participate in those programs.

     Verification That You Want a New Provider of Electricity: If you decide to purchase your electricity from someone other than your current provider of electricity, the law requires the new ESP or the electric utility to verify that you agree to the changes in your provider. This verification can take place in several ways.

     a). If you are a residential customer and you are contacted by the new provider, and you agree to switch to that new provider of electricity, the new provider is required to connect you to a "third-party verification company", or to have the third-party verification company call you, to confirm that you agree to switch to the new provider. You should be careful not to disclose any more information that's necessary to confirm the switch. Any unauthorized release of the information you supplied to the third-party verification company is grounds for a civil lawsuit.

     b). If you are a residential customer and you directly call the provider of electricity that you want to switch to, your new provider of electricity is not required to use the third-party verification process described above. Instead, your contact with the new provider is sufficient to confirm that you agree to switch to the company that you called.

     c). If you are small commercial customer, the new provider of electricity must confirm your agreement to switch to the new provider in one of four ways. First, the new provider can use the third-party verification process described above. The second method is for the new provider to mail you an information package regarding your agreement to switch, and you return the written confirmation. The third method is that the new provider may have you sign a document which explains to you the effect of the change to new provider. And the fourth method is for the new provider to obtain your consent through electronic means, such as e-mail of a facsimile authorization consenting to the switch to the new provider.

     Deposit: At PowerSource's sole discretion, PowerSource may require Customer to provide a refundable deposit based on reasonable credit standards. If an advance deposit is required, the law provides that the deposit cannot be more than your estimated bill for a three-month period.

     Description of Legislatively Mandated Charges: Included among the recruiting charges are amounts for the competition transition charge (CTC), nuclear decommission costs, Trust Transfer Amounts (TTA), and public purpose program costs. Pursuant to the legislative enactments regarding electric restructuring, these four charges are to be paid by all consumers of electricity unless exempted by statute. These charges will appear on the electric utility's charges. If you choose to remain with your current electric utility, or you select a different electric service provider, you will remain obligated to pay these four charges. The CTC is the charge which allows the electric utility to recover it's investment in electric generating facilities and associated obligations as a result of the restructuring of the electric industry. The nuclear decommissioning costs are the costs of safely removing nuclear generating facilities from service when the facility is retired. The TTA is the charge to recover the financing cost that was used to reduce electricity rates by 10 percent in 1998. All residential and small commercial customers received the 10 percent rate reduction regardless of whether the customer's electricity provider is the electric utility or a registered ESP. the public purpose program costs are the costs of programs to enhance the reliability of the electricity system; provide energy efficiency and conservation activities; develop research, development and demonstration projects; operate and develop renewable energy sources; and provide electricity to low-income customers under CARE program. Complaint Procedures and Arbitration: Different complaint procedures apply depending upon whom you have a dispute with. If you have a billing-related dispute concerning the electric utility's charges, or a dispute regarding the manner in which the electricity is distributed to your residence, a complaint may be filed with the California Public Utilities Commission (CPUC) if you meet the conditions set forth in Rule 9 of the CPUC's Rules of Practice and Procedures. If you have billing-related or service-related disputes with us, the ESP, you may complain to the CPUC. However, if you have a dispute against us which does not relate to the rates, charges, or terms and conditions of service, you have the right to file a complaint with the CPUC or file a complaint against us in civil court. Disputes arising under this Agreement shall be subject to arbitration under the rules of the American Arbitration Association. Notice of Your Right to Cancel: You have the right to cancel any contract for electric service until midnight of the third business day after the day you signed this contract, or if no contract is signed, from the date that your agreement to switch was verified. You must give us, at the address specified on page 1 of this Contract, written notice of your desire to cancel. No fee or penalty may be imposed against you for exercising your right to cancel within this time period and revert back to the local utility. (Public Utilities Code Section 395.)